UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

PULSE EVOLUTION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-190431	47-1336692
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL	34987
(Address of principal executive offices)	(Zip Code)

(772) 545-4200

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 26, 2014 Pulse Evolution Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) in connection with a partner agreement it entered into with ABG EPE IP, LLC. The partner agreement that was filed as Exhibit 10.2 to the Form 8-K omitted and redacted portions of the agreement and the Company separately filed with the Securities and Exchange Commission a request for confidential treatment for those redacted portions. The Company is amending the Form 8-K to provide additional disclosure in response to comments we received from the SEC on the Company’s request for confidential treatment.  This Amendment No. 1 speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

The Share Exchange Agreement

In furtherance of the previously disclosed letter of intent, Pulse Evolution Corporation (“we,” “us,” “our,” or “Company”) entered into with Pulse Entertainment Corporation (“Pulse Entertainment”), on September 26, 2014, a share exchange agreement (the “Share Exchange Agreement”) and its shareholders, some of whom are officers and directors of our company, pursuant to which we agreed to issue up to 58,362,708 shares of our unregistered common stock, $0.001 par value (the “Common Stock”), net of certain share cancellations, to the shareholders of Pulse Entertainment holding 21,535,252 shares of its issued and outstanding common stock (the “Share Exchange”), such shares representing 100% of the issued and outstanding common stock of Pulse Entertainment. Upon completion of the closing, Pulse Entertainment will become a subsidiary of our company and the total shares of common stock outstanding are expected to be 137,017,748, which amount includes the 4,855,000 shares issued to investors in our recent private placements discussed below.

The closing date must occur on or before October 31, 2014 and is conditioned upon certain, limited customary representations and warranties, the approval of the holders of not less than 51% of the Pulse Entertainment common stock and Pulse Entertainment’s completion of an audit of its June 30, 2014 financial statements.

Pulse Entertainment is a creatively driven, digital production and intellectual property company, established to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. Founded by leading producers of photorealistic digital humans, Pulse Entertainment develops “virtual humans” for live and holographic concerts, advertising, feature films, branded content, medical applications and training. The Company’s business model is focused on participation in intellectual property through the development, production and ownership of entertainment properties featuring globally recognized animated virtual performers and through multi-year revenue-share relationships with living celebrities and late celebrity estates. In late 2013, Pulse Entertainment entered into a multi-year agreement with the estate of Michael Jackson to produce a photo-realistic digital likeness of the late celebrity and to participate in a share of revenues that could be realized through performances of the ‘Virtual Michael Jackson’ in diverse entertainment and media applications. In August 2014, the Company entered into a similar agreement with Authentic Brands Group, the principal owner of rights related to the estate of the late celebrity Elvis Presley.

Pulse Entertainment produced a computer-generated and animated human likeness of the late popular entertainer Michael Jackson that appeared in a live performance at the Billboard Music Awards on May 18, 2014. The virtual performance of Michael contributed to the award show’s highest television viewership in 13 years and an 11-year high in advertising in the demographic of viewers age 18 to 49. This production reached approximately 11 million television viewers during the initial ABC network broadcast, followed by more than 51 million online views through YouTube and Vevo and generated more than 2,400 news articles and an estimated 98 billion internet impressions for the Michael Jackson hologram and more than 300 million internet impressions estimated for Pulse Entertainment and members of its management.

Following the closing of the Share Exchange Agreement, we intend to continue Pulse Entertainment’s historical businesses and proposed businesses as we continue to seek new production opportunities like the Virtual Elvis opportunity discussed below.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such Share Exchange Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Recent Private Placements

Beginning on July 15, 2014, and continuing through the date hereof, the Company entered into a securities purchase agreements (the “Securities Purchase Agreements”) with six investors who are unrelated parties to the Company whereby they agreed to purchase an aggregate of 4,855,000 shares of our Common Stock at prices ranging from $0.40 per share to $1.00 per share, for a total purchase price of $2,225,000. The Securities Purchase Agreements provide piggyback registration rights for the Common Stock acquired by the investors in the event that the Company registers any of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) for sale to the public for cash in an underwritten offering, if the applicable registration form being used by the Company will permit such registration. The Company is not required to register the Common Stock if registration is effected by the Company on behalf of another shareholder that is exercising registration rights that prohibit registration of other securities or the Common Stock has already been registered.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Regulation S, and/or Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, they acquired the Common Stock for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Common Stock.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Elvis Presley Visual Rights Partner Agreement with ABG EPE IP, LLC

Under the terms of the partner agreement (the “Partner Agreement”) we entered into with ABG EPE IP, LLC (“ABG”) effective as of August 1, 2014, we agreed to develop for ABG entertainment projects (the “Project” or “Projects”) to utilize a realistic computer-generated image of Elvis Presley (“Virtual Elvis”). The likeness will be used to create entertainment and branding revenue opportunities for us, generated from holographic performances in live shows and commercials. ABG holds the likeness, appearance, and publicity rights of Elvis Presley (“IP Rights”). Under the terms of the Partner Agreement, ABG has granted us exclusive rights to develop Projects, during the first nine months of the agreement, whereby we have agreed to create and make presentations to third parties (the “Target” or “Targets”) regarding the commercial and live use of the Projects including rights to license the IP Rights from ABG in connection with such use and enter into development agreements with us for the production and financing of the Projects.

Under the terms of the Partner Agreement, ABG has granted us a limited and nonexclusive worldwide license to the IP Rights, to use, copy, modify, and create the Projects (the “Company License Rights”) until December 31, 2019 subject to renewal for a period of five years provided that we are not in breach of the agreement and we achieve certain minimum net revenues . We will retain ownership over the technology, materials, and media used in the performance of the Projects, which is separable from the IP Rights (“Company Materials”). ABG may use the Company Materials on a perpetual, irrevocable, assignable, sub-licensable worldwide basis if ABG pays us certain royalties. ABG has the right to approve all elements of the Virtual Elvis Projects we develop including any advertising elements which we are required to submit to them for approval.

We agreed to pay an upfront royalty to ABG in the amount of $1,000,000 (the “Launch Fee”) and certain minimum annual royalties for each year during the term of the Partner Agreement based on revenues derived from live and non-live events from Virtual Elvis Projects. We are entitled to an IP Royalty from ABG based on revenues generated from live and non-live events produced under the agreements with Targets. In addition, we agreed to pay ABG a royalty for any transactions with a Target based on revenues.

The Partner Agreement will be automatically terminated if we breach the same provision of the Partner Agreement twice, however, ABG will still be entitled to certain royalties. After the first breach by us, ABG must give us written notice of the breach. Further, ABG has the right to suspend its performance under and/or terminate the Partner Agreement if we (i) fail to make a required payment to ABG (subject to a 5 business day cure period), (ii) breach the Partner Agreement (subject to a 15 business day cure period), (iii) commit an act of gross negligence or wanton misconduct (subject to a 10 business day cure period), (iv) file a bankruptcy petition or such petition is filed against us, (v) fail to generate the minimum net revenue in any Contract Year. We have the right to suspend our performance under and/or terminate the Partner Agreement if ABG breaches the Partner Agreement, subject to a cure period of 30 business days after ABG receives written notice from us.

Until December 31, 2015, ABG has the right to exchange the Launch Fee for warrants to purchase 2,800,000 shares of our common stock exercisable at $.35 per share subject to certain anti-dilution rights in the event our total equity and the diluted share price is diluted below the warrant exercise price. The Partner Agreement contains general provisions dealing with confidentiality, insurance, indemnity, quality standards of the Projects, and dispute resolution.

The foregoing description of the Partner Agreement is qualified in its entirety by reference to such Partner Agreement, which is filed as Exhibits 10.2 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On June 30, 2014, our Board of Directors approved the dismissal of Weinberg & Baer LLC (“Weinberg & Baer”) as our independent registered public accounting firm. We informed Weinberg & Baer of its dismissal on June 30, 2014. The decision to dismiss Weinberg & Baer was a result of our planned acquisition of Pulse Entertainment and the execution of the Share Exchange Agreement and became effective as of the date of notification of dismissal and was approved by our Board of Directors. Weinberg & Baer did not resign or decline to stand for re-election.

While Weinberg & Baer had served as our independent registered public accounting firm since May 7, 2014, it had never issued a report on our financial statements. During the period of time that Weinberg & Baer served as our independent registered public accounting firm from May 7, 2014 to the date of dismissal there were no disagreements with Weinberg & Baer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg & Baer, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company for the period ended June 30, 2013 and the period from July 1, 2013 through June 30, 2014; and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Weinberg & Baer with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Weinberg & Baer to furnish the Company with a letter addressed to the SEC stating whether or not Weinberg & Baer agrees with the above statements. A copy of Weinberg & Baer’s letter is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On June 30, 2014, our Board of Directors approved the engagement of Friedman LLP (“Friedman LLP”) as our independent registered public accounting firm and Friedman LLP was engaged on June 30, 2014. During the fiscal period from May 31, 2013 (inception) to June 30, 2013 and from July 1, 2013 through June 30, 2014, neither the Company nor anyone on its behalf consulted Friedman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to the Company that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, except that Friedman LLP was engaged by Pulse Entertainment to perform an audit of Pulse Entertainment Corporation which the Company intends to acquire as previously disclosed. In approving the selection of Friedman LLP as our independent registered public accounting firm, our Board of Directors considered these services previously provided by Friedman LLP and concluded that such services would not adversely affect the independence of Friedman LLP.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Share Exchange Agreement among Pulse Evolution Corporation and Pulse Entertainment Corporation dated September 25, 2014 (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2014) .

10.1	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2014) .

10.2	Partner Agreement between ABG EPE IP, LLC and Pulse Evolution Corporation effective as of August 1, 2014.*

16.1	Letter of Weinberg & Baer LLC dated July 1, 2014 to the Securities and Exchange Commission regarding statements included in this Form 8-K (Incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2014) .

*Portions of this agreement have been omitted and redacted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE EVOLUTION CORPORATION

Date: April 24, 2015	By:	/S/ Frank Patterson
Frank Patterson, Chief Executive Officer